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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   Form 8-K




              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934



     Date of Report (Date of earliest event reported):  January 11, 1996




                   Medical Imaging Centers of America, Inc.
            (Exact name of registrant as specified in its charter)




         California              0-12787                  95-3643045
      (State or other         (Commission              (I.R.S. Employer
       jurisdiction           File Number)            Identification No.)
      of incorporation)



             9444 Farnham, Suite 100, San Diego, California 92123
                   (Address of principal executive offices)





     Registrant's telephone number, including area code:  (619) 560-0110
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        This Current Report on Form 8-K is filed by Medical Imaging Centers of
America, Inc., a California corporation (the "Company"), in connection with the matters described herein.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

        On January 11, 1996, E. Keene Wolcott announced his immediate resignation as director of the Company, citing his disagreement with the Company's recent decision to file certain litigation and his general opposition to shareholder rights plans. The reasons for Mr. Wolcott's resignation are more fully outlined in his letter to the Company dated January 11, 1996, a copy of which is attached as Exhibit 17.1. The Company responded to Mr. Wolcott's letter by letter dated January 12, 1996, a copy of which is attached as Exhibit
17.2. In its response, the Company accepted Mr. Wolcott's resignation, effective January 11, 1996, and informed him that his views regarding the recently filed litigation and shareholder rights plans are not shared by any of the other directors, financial advisors or legal counsel to the Company.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (c)     EXHIBITS

        17.1    Letter dated January 11, 1996 from E. Keene Wolcott to Medical
                Imaging Centers of America, Inc.

        17.2    Letter dated January 12, 1996 from Medical Imaging Centers of
                America, Inc. to E. Keene Wolcott.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 12, 1996                Medical Imaging Centers of America, Inc.



                                        By:     /s/ Robert S. Muehlberg
                                                --------------------------------
                                        Name:   Robert S. Muehlberg
                                        Title:  President and Chief
                                                Executive Officer




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                                EXHIBIT INDEX


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EXHIBIT NO.                                                          PAGE
----------                                                           ----
  17.1        Letter dated January 11, 1996 from E. Keene Wolcott      4
              to Medical Imaging Centers of America, Inc.

  17.2        Letter dated January 12, 1996 from Medical Imaging       5
              Centers of America, Inc. to E. Keene Wolcott




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